                                STATE OF FLORIDA
                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of TOURING ARTISTS GROUP, INC., a corporation organized under the laws of the State of Florida, filed on March 16, 1993, as shown by the records of this office.


The document number of this corporation is P93000019754.















                                                     Given under my hand and the
                                                     Great Seal of the State of
                                                     Florida at Tallahassee, the
                                                     Capitol, this the Twelfth
                                                     day of October, 1998

                                                     /s/ Sandra R. Mortham
                                                     ---------------------
                                                     Sandra R. Mortham
                                                     Secretary of State

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                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                           TOURING ARTISTS GROUP, INC.

         THE UNDERSIGNED, ACTING AS THE INCORPORATOR OF A CORPORATION UNDER THE FLORIDA GENERAL CORPORATION ACT, ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION:

         FIRST: THE NAME OF THE CORPORATION IS TOURING ARTISTS GROUP, INC.

         SECOND: THE PERIOD OF ITS DURATION IS PERPETUAL.

         THIRD: THE DATE AND TIME OF THE COMMENCEMENT OF THE CORPORATE EXISTENCE IF OTHER THAN THE TIME OF FILING OF ARTICLES BY THE DEPARTMENT OF STATE IS IMMEDIATELY UPON FILING BY THE DEPARTMENT OF STATE.

         FOURTH:  THE PURPOSE OR PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED
                  ARE:

         TO ENGAGE IN THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE PROVISIONS OF THE FLORIDA GENERAL CORPORATION ACT.

         FIFTH: THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS:

         One Thousand (1,000) common shares at a par value of One Dollar ($1.00) per share.

         SIXTH:   PROVISIONS GRANTING PREEMPTIVE RIGHTS ARE: None

         SEVENTH: PROVISIONS FOR THE REGULATION OF THE INTERNAL AFFAIRS OF THE
                  CORPORATION ARE: None.

         EIGHTH: THE PRINCIPAL OFFICE, MAILING ADDRESS AND THE STREET ADDRESS OF THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS 1117 Floridian Court, Cape Coral, Florida 33904

         AND THE NAME OF ITS INITIAL REGISTERED AGENT AT SUCH ADDRESS IS Glenn Bechdel.

         NINTH: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS FIVE (5), AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY ARE:

                                      - 2 -

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         NAME                        STREET ADDRESS
         ----                        --------------
Lee D. Marshall                      9265 Olds Eight Road, Northfield, OH 44067
Joseph Marsh                         930 Washington Avenue, Miami Beach, FL
Brad Nrassner                        930 Washington Avenue, Miami Beach, FL
Larry M. Turk                        930 Washington Avenue, Miami Beach, FL
Glenn Bechdal                        1117 Floridian Court, Cape Coral, FL 33904


         TENTH:   THE NAME AND ADDRESS OF EACH INCORPORATOR IS:


         NAME                        STREET ADDRESS
         ----                        --------------
Thomas M. Zwilling                   Suite 700, 322 Boulevard of the Allies,
                                       Pittsburgh, PA 152222

DATED: March 2, 1993



                                       /s/ Thomas M. Zwilling, Incorporator
                                       ------------------------------------
                                       Thomas M. Zwilling, Incorporator


                                      - 3 -

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COMMONWEALTH OF PENNSYLVANIA

COUNTY OF ALLEGHENY

         THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS 2nd DAY OF March, 1993, BY THOMAS M. ZWILLING OF TOURING ARTISTS GROUP, INC.

                             (NAME OF INCORPORATOR)

                                       /s/ Shirley A. Minshull
                                       -----------------------
                                       Shirley A. Minshull
                                       NOTARY PUBLIC

         GLENN BECHDEL, having been designated to act as registered agent for TOURING ARTISTS GROUP, INC., hereby agrees to act in this capacity.

                                       /s/ Glenn Bechdel
                                       -----------------
                                       GLENN BECHDEL


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